Exhibit 10.5
                                  GUARANTY

     THIS GUARANTY, made this        day of December, 1996, by Princeton Media
Group, Inc. ("Guarantor"); located at 14411 Commerce Way, The Shula Bldg., Suite 420, Miami Lakes, Florida 33016.

                                 WITNESSETH:

     WHEREAS, Princeton Publishing, Inc., a New York Corporation ("Lessee"), is about to enter into a lease of even date herewith (the "Lease"), among 12 West 27th Street Associates, as lessor ("Lessor"), and Lessee, as Lessee, of certain premises in the building located at and known as 12 West 27th Street, New York, New York and more particularly described in the Lease; and

     WHEREAS, Lessor is unwilling to enter into the Lease unless Guarantor executes and delivers this Guaranty.

     NOW, THEREFORE, in order to induce Lessor to enter into the Lease and for $1.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Lessor as follows:

     1. Guarantor unconditionally guarantees the due and punctual payment by Lessee of all fixed rent, additional rent and other charges and the performance and observance of all of the terms, covenants and conditions of the Lease to be paid, performed and observed by Lessee during the term of the Lease.

     2. If, at any time during the term of the Lease, default shall be made by Lessee in the payment of any fixed rent, additional rent or other charges due under the Lease, Guarantor shall forthwith upon demand pay the same, as the case may be, in the place and stead of Lessee.

     3. Any act of Lessor, or the successors or assigns of Lessor, consisting of a waiver of any of the terms or conditions of the Lease, or the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgences or extensions of time to Lessee, may be done without notice to or consent from Guarantor, and without releasing any obligations of Guarantor hereunder. Guarantor also waives notice of acceptance of this Guaranty and notice of any default or defaults under the Lease by Lessee.

     4. The obligations of Guarantor hereunder shall not be released by Lessor's receipt, application or release of any security given for the payment, performance and observance of any covenant or condition in the Lease; nor by any modification of the Lease, but in the case of any such modification the liability of Guarantor shall be deemed modified in accordance with the terms of any such modification.

     5. The liability of Guarantor hereunder shall in no way be affected by (a) the release or discharge of Lessee in any Creditor's, receivership, bankruptcy or other proceedings, (b) the impairment, limitation or modification of the liability of Lessee or its estate in bankruptcy, or of any remedy for the enforcement of Lessee's liability under the Lease, resulting from the operation of any present or feature provision of the U.S. Bankruptcy Act or other statute or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings, unless such rejection or disaffirmance relates solely to a specific matter of performance or payment which would be illegal, (d) the assignment or transfer of the Lease by Lessee, unless the Assignee delivers to Landlord a guaranty in a form similar to this Guaranty from a third party which in Landlord's reasonable judgment provides a guaranty reasonably similar in value to that of Guarantor; or (c) any disability or other defense of Lessee (other than a defense by or available to Lessee under, by virtue of or pursuant to the Lease).

     6. Until all the covenants and conditions in the Lease on Lessee's part to be paid, performed and observed during the term of the Lease are fully paid, performed and observed, Guarantor will subordinate any liability or indebtedness of Lessee now or hereafter held by Guarantor to the obligations of Lessee to Lessor under the Lease.

     7. Lessor may, at its option, join Guarantor as a party in any action, suit or proceeding commenced against Lessee for the non-payment of fixed rent, additional rent or other charges. In any event, (a) judgment is also taken or had against Lessee, and (b) this Guaranty may be enforced against Guarantor without first proceeding against Lessee.

     8. Guarantor agrees that if judgment shall be entered against Guarantor in any action, suit or proceeding to enforce this Guaranty, Guarantor will reimburse Lessor for all reasonable costs and expenses incurred by Lessor in connection therewith, including, without limitation, reasonable counsel fees.

     9. Guarantor and Lessor each waive trial by jury of any and all issues arising in any action, suit or proceeding tow hich Lessor and Guarantor may be parties upon, under or connected with this Guaranty or any of its provisions, directly or indirectly.

     10. The obligations of Guarantor under this Guaranty shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon claim Guarantor may have against Lessor and shall remain in full force and effect without regard to, and shall not be released, discharged or terminated or in any other way affected by, any circumstance or condition (whether or not Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment, modification, extension or renewal of the Lease (except that the liability of Guarantor hereunder shall be deemed to apply to the Lease as so amended, modified, extended or renewed); (b) any exercise or non-exercise by Lessor of any right, power or remedy under or in respect of the Lease, or any waiver, consent, indulgence or other action, inaction or omission under or in respect of the Lease; (c) a sale, sublease, surrender, forfeiture, re-entry, reletting or other transfer in respect of the Lease or any or all of or any interest in the building of which the demised premises are a part by Lessor or Lessee; (d) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding involving or affecting Lessee or Lessor or their properties or creditors, or any action taken with respect to the Lease, by any trustee or receiver of Lessor or Lessee, or by any court, in any such proceeding; (e) any limitation on the liability or obligations of Lessee under the Lease, or any invalidity or unenforceability, in whole or in part, of any obligation of Lessee under the Lease or of any term of the Lease; or (f) any transfer by Guarantor of any or all of the capital stock of Lessee.

     11. Guarantor at its expense will execute, acknowledge and deliver all such instruments and take all such action as lessor from time to time may reasonably request for the assuming to Lessor the full benefits intended to be created by this Guaranty.

     12. This Guaranty shall continue in full force and effect throughout the Guaranty Period and thereafter so long as any obligation or liability of Lessee provided for in the Lease shall remain unperformed or unsatisfied (whether or not the Lease shall have terminated).

     13. Any notice or other communication hereunder shall be in writing and shall be deemed duly served if mailed by registered or certified mail in any United States post office station or letter box, addressed if to Guarantor to it at the address of Guarantor set forth herein or such other address as Guarantor shall last designated by notice to Lessor, and addressed it to Lessor to it at 30 West 26th Street, 8th floor, New York, New York 10010 or such other address as Lessor shall have last designated by notice to Guarantor.

     14. This Guaranty shall inure to the benefit of and may be enforced by Lessor, its successors or assigns, and shall be binding upon and be enforceable against Guarantor and its successor and assigns.

     15. This Guaranty may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Lessor, or their respective successors and assigns.

     16. This Guaranty and any issues arising hereunder shall be governed by the law of New York.

     IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty on the day and year first above written.

                                          /s/ James McNamara, Chairman

STATE OF NEW YORK )
                    ss.:
COUNTY OF NEW YORK )

     On the 23 day of Jan., before me personally came James McNamara, who being by me duly sworn, did depose and say that he resides at New York, that he is the Chairman of Princeton Media Group, Inc., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

                                   /s/
                                   Notary Public

                                   HOWARD LONDA
                                   Notary Public, State of New York
                                   No. 7589235
                                   Qualified in Rockland County
                                   Certified in New York County
                                   Commission Expires June 30, 1998